UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 26, 2021

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. 4th Street, Suite 401-412
Minneapolis, MN	55415
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	QUMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2021, David G. Ristow, the Chief Financial Officer of Qumu Corporation (the “Company”), informed the Company of his resignation as Chief Financial Officer to pursue other interests effective September 10, 2021.

Beginning September 10, 2021, Matthew Walker, the Company’s Controller, will fulfill the role of the Company’s principal financial officer and principal accounting officer until a successor Chief Financial Officer is appointed. The Company is conducting a search for a successor Chief Financial Officer.

Attached as Exhibit 99.1 is a press release issued on August 30, 2021 relating to the foregoing.

Mr. Walker has served as the Company’s Controller since November 2015. Mr. Walker’s current annual base salary is $171,495 and he is eligible for a bonus of 20% of his base salary at the target level of achievement of the performance goals under the Company’s 2021 annual bonus plan. Mr. Walker will receive a bonus of $15,000 in consideration of his additional responsibilities. Mr. Walker also participates in the Company’s 401(k) plan and health, dental, disability and life insurance and other benefit plans on the same basis as other employees of the Company. Mr. Walker’s employment with the Company is “at will.” Mr. Walker has entered into the Company’s standard agreement with employees governing assignment of inventions, confidential information and non-competition.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Qumu Corporation Press Release August 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ TJ Kennedy
TJ Kennedy
Chief Executive Officer

Date: August 30, 2021

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